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                                                                   Exhibit 10(e)

                            LINE OF CREDIT AGREEMENT


     This Line of Credit Agreement (this "Agreement") is made as of the 1st day of July, 1994 between J. C. Penney Funding Corporation ("J.C. Penney Funding"), a Delaware corporation with its principal place of business at 6501 Legacy Drive, Plano, Texas 75024-3698, and J. C. Penney Chile, Inc. (Agencia en Chile) ("Borrower"), with its office at Los Conquistadores 1700, Piso 12, Torre Santa Maria, Santiago, Chile.

     1. Between the date of this Agreement and December 31, 1996 ("Borrowing Period"), J.C. Penney Funding shall make available the sum of $25,000,000 in U.S. Dollars ("Borrowing Amount") for borrowing by Borrower.

     2. During the Borrowing Period, Borrower may from time to time request one or more loans from J.C. Penney Funding and J.C. Penney Funding shall lend to Borrower such sum or sums, each with a maturity of three years, as Borrower requests ("Loans"), provided that the total of such Loans shall not exceed the Borrowing Amount.

     3. Once each week, by no later than 12 o'clock noon central time on the Thursday of that week, Borrower may notify J.C. Penney Funding of the amount, if any, it will borrow or repay for the following week, and J.C. Penney Funding shall transfer any such amount to be borrowed to Borrower by no later than 3 o'clock p.m. on Tuesday of such following week.

     4. Borrower shall pay interest on any sum borrowed pursuant to this Agreement at a rate taking effect on the first day of each calendar month equivalent to the one-month London Interbank Offering Rate ("LIBOR") as published on such date (or, if such date is not a business day in the U.S., on the first succeeding business day in the U.S.) in the Wall Street Journal plus one hundred basis points (i.e. LIBOR + 1%).

     5. Interest is to be calculated on the weighted daily average of unpaid balances during the month. Interest shall be payable quarterly in arrears and at maturity by credit to such account of J. C. Penney Funding as J. C. Penney Funding shall specify. Payments of interest for each quarter shall be made by the tenth day of the following quarter. Notwithstanding any other provision hereof, interest paid or payable shall not exceed the maximum amount permissible under applicable law and, if such amount is exceeded, the excess amount of interest shall be refunded to Borrower.

     6.  Borrower shall have the right to repay Loans in whole or in part (to the extent Borrower may, in its sole discretion, determine is appropriate) without penalty at any time prior to maturity with telephone notice to J. C. Penney Funding by 12 o'clock noon central time by an individual duly authorized by Borrower; provided that Borrower will obtain prior approval of any prepayment from the Central Bank of Chile.
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                                                                   Exhibit 10(e)

     7. Borrower's promise to repay indebtedness hereunder will be evidenced by a promissory note or notes for Loans in the same form as Exhibit "A" signed by an individual duly authorized by Borrower. Exhibit "A" is attached hereto and incorporated herein by reference for all purposes.

     8. The terms of this Loan may not be waived, altered, notified, amended or terminated in any manner except by written instrument signed by J. C. Penney Funding and Borrower.

     9. This Agreement shall be construed according to, and governed by, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                  J. C.  PENNEY FUNDING CORPORATION


                                  By: ________________________________
                                      Donald A. McKay
                                      Chairman of theBoard


                                  J.C. PENNEY CHILE, INC. (AGENCIA EN CHILE)


                                  By:________________________________
                                     George K. Kapplinger
                                     President